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                                                                    EXHIBIT 23.3

The Board of Directors
Angel Motorcycles, Inc.
  (A Development Stage Enterprise)
Minneapolis, Minnesota


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated August 16, 2000 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ Stirtz Bernards Boyden Surdel & Larter, P.A.
    --------------------------------------------
    Stirtz Bernards Boyden Surdel & Larter, P.A.


Edina, Minnesota
October 30, 2000